FOR IMMEDIATE RELEASE	August 15, 2017
	Contact:	Nelli Madden 732-577-9997

UMH PROPERTIES, INC. DECLARES SERIES C PREFERRED DIVIDENDS

FREEHOLD, NJ, August 15, 2017…...........On August 14, 2017, the Board of Directors of UMH Properties, Inc. (NYSE:UMH) declared an initial dividend of $0.16875 per share for the period from July 26, 2017 through August 31, 2017, on the Company’s 6.75% Series C Cumulative Redeemable Preferred Stock payable September 15, 2017, to shareholders of record as of the close of business on August 31, 2017. Series C preferred share dividends are cumulative and payable quarterly at an annual rate of $1.6875 per share.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 107 manufactured home communities containing approximately 19,400 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

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